EXHIBIT 23

          INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in Registration Statement Nos. 33-23232, 33-34384, 33-43910, and 33-50040 on Form
          S-3 and in Registration Statement Nos. 2-90684, 2-94306, 33-0840, 33-17698, 33-25628, 33-36851, 33-41720, 33-56302, 33-73194, AND
          33-57735 on Form S-8 of our reports dated November 9, 1995 (November 14, 1995, as to the fourth and fifth paragraph of Note
          8), appearing in and incorporated by reference in this Annual Report on Form 10-K of Ballard Medical Products for the year ended September 30, 1995.

                                                      Deloitte & Touche LLP
                                                       Salt Lake City, Utah
                                                           November 9, 1995